UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2005

VISTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On August 26, 2005, Vista Gold Corp. (the “Company”) issued a press release reporting that, subject to regulatory approval, the Company plans to undertake a private placement financing which, if completed, will raise gross proceeds of up to approximately U.S. $7.8 million from the sale of up to 2.16 million units priced at U.S. $3.60 per unit.  The proceeds will be used for the acquisition of additional projects, if suitable opportunities arise, maintenance and evaluation of current projects and on-going administration costs.  Each unit will consist of one common share and one warrant.  Each warrant will entitle the holder to acquire one common share at an exercise price of U.S. $4.10 for a period of two years from the date of issue.  The press release is furnished as Exhibit 99.1 and is attached hereto.

Item 9.01                                             Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 99.1                                    Press Release of Vista Gold Corp. dated August 26, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Michael B. Richings
Michael B. Richings
President and Chief Executive Officer

Date: August 29, 2005